                                                                      Exhibit 24

                               POWER OF ATTORNEY
                                    (LIMITED)

     KNOW ALL MEN BY THESE PRESENTS, that I, WILLIAM E. MACAULAY of the
Town/City of GREENWICH, County of FAIRFIELD, State of CONNECTICUT, reposing special trust and confidence in ANNE E. GOLD, of the Town of RYE, County of
WESTCHESTER, State of NEW YORK and/or, ROBERT J. GALLAGHER, of the Town of RYE,
County of WESTCHESTER, State of NEW YORK, have made, constituted and appointed, and by these presents do make, constitute and appoint each of the said ANNE E.
GOLD and/or ROBERT J. GALLAGHER, my true and lawful attorney-in-fact and agent, both FOR ME PERSONALLY and in my name, place and stead, IN MY CAPACITY AS AN
OFFICER OR DIRECTOR OF:

FRC FOUNDERS CORPORATION ("FOUNDERS")
FIRST RESERVE CORPORATION, L.L.C. ("FRC")
FIRST RESERVE PARTNERS LIMITED ("FRPL")
FIRST RESERVE MANAGEMENT LIMITED ("FRML")
FIRST RESERVE GP XII LIMITED ("GP XII")
FIRST RESERVE GP XI, INC. ("GP XI")
FR XI OFFSHORE GP LIMITED ("OFFSHORE XI")
FR HORIZON GP LIMITED ("FR HORIZON")
FIRST RESERVE GP X, INC. ("GP X")
FR X OFFSHORE GP LIMITED ("OFFSHORE X")
FIRST RESERVE ENERGY INFRASTRUCTURE GP LIMITED ("FREI")

or any entity of which any the foregoing is the direct or indirect general partner or for which any of the foregoing otherwise has the authority to act
(collectively with FOUNDERS, FRC, FRPL, FRML, GP XII, GP XI, OFFSHORE XI, FR
HORIZON, GP X, OFFSHORE X, and FREI the "First Reserve Entities"), with full power and authority to do and perform each and every act necessary, as fully as
I might do if personally present, to accomplish and complete the following acts or transactions:

     1.   With respect to any entity in which any First Reserve Entities have an investment (each a "Company"), sign on my behalf, any and all filings (including filings with the Securities and Exchange Commission), agreements, notices or documents arising from, or related to any Company, including, (a) any holdings or investments of any First Reserve Entities in any Company; and (b) any
holdings or investments of mine in any Company.

     2.   Seek or obtain, as my representative and on my behalf, from any third party, including brokers, employee benefit plan administrators and trustees, information on transactions involving any Company or the securities of any
Company, and I hereby authorize any such persons to release any such information to either attorney-in-fact designated hereunder and approve and ratify any such release of information; and

     3.   Perform any and all other acts which in the discretion of either such attorney-in-fact are necessary or desirable for and on my behalf in connection with the foregoing.

     I acknowledge that:

          (a)  this Power of Attorney authorizes, but does not require, either such attorney-in-fact to act in his or her discretion on information provided to either such attorney-in-fact without independent verification of such information;

          (b)  any documents prepared and/or executed by either such attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as either such attorneys-in-fact, in his or her discretion, deems necessary or desirable;

          (c)  neither such attorney-in-fact nor any Company assumes (i) any liability for my responsibility to comply with the requirements of any law or regulation, including without limitation the Securities Act of 1933, as amended
(the "Securities Act") or the Exchange Act of 1934, as amended (the "Exchange
Act"), or (ii) any liability of mine for any failure to comply with such requirements; and

          (d)  this Power of Attorney does not relieve me from responsibility for compliance with my obligations under any law or regulation, including without limitation the requirements under the Securities Act and the Exchange
Act.

     I hereby give and grant ANNE E. GOLD and/or ROBERT J. GALLAGHER, in the capacity set forth above, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I might or could do if present, hereby ratifying all that either such attorney-in-fact of, for and on my behalf, shall lawfully do or cause to be done by virtue of this Power of Attorney.

                     [Remainder of Page Intentionally Blank]

         This POWER OF ATTORNEY shall remain in effect until revoked and shall not be affected by disability of the Principal.

EXECUTED this 11 day of April, 2012

                                           /s/ William E. Macaulay
                                        ----------------------------------
                                        William E. Macaulay

STATE OF CONNECTICUT)
                    )SS.
COUNTY OF FAIRFIELD)

The foregoing instrument was acknowledged before me this 11 day of April, 2012, by William E. Macaulay, the Principal.

Witness my hand and official seal:  Maryann Ghirardelli, Notary
My commission expires: 1/31/2017

/s/ Anne E. Gold                           /s/ Robert J. Gallagher
--------------------------------------     -------------------------------------
Specimen Signature of Agent-Attorney       Specimen Signature of Agent-Attorney
Anne E. Gold                               Robert J. Gallagher